As filed with the Securities and Exchange Commission on January 23, 2026

Registration No. 333-283665

Registration No. 333-268658

Registration No. 333-224034

Registration No. 333-210411

Registration No. 333-210410

Registration No. 333-135079

Registration No. 333-129349

Registration No. 333-121552

Registration No. 333-81274

Registration No. 333-10069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-283665

FORM S-8 REGISTRATION STATEMENT No. 333-268658

FORM S-8 REGISTRATION STATEMENT No. 333-224034

FORM S-8 REGISTRATION STATEMENT No. 333-210411

FORM S-8 REGISTRATION STATEMENT No. 333-210410

FORM S-8 REGISTRATION STATEMENT No. 333-135079

FORM S-8 REGISTRATION STATEMENT No. 333-129349

FORM S-8 REGISTRATION STATEMENT No. 333-121552

FORM S-8 REGISTRATION STATEMENT No. 333-81274

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-10069

UNDER

THE SECURITIES ACT OF 1933

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3679695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strada Regina 44

Bioggio, Switzerland CH-6934

(Address, including zip code, of principal executive offices)

Guess?, Inc. 2004 Equity Incentive Plan

2006 Non-Employee Directors’ Stock Grant and Stock Option Plan

(f/k/a Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan)

Guess?, Inc. Nonqualified Deferred Compensation Plan

2002 Employee Stock Purchase Plan

Guess ?, Inc. 1996 Equity Incentive Plan

(Full title of the plan)

Anne Deedwania

General Counsel, North America and Secretary

Guess?, Inc.

1444 South Alameda Street

Los Angeles, California 90021

(213) 765-3100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

On January 23, 2026, pursuant to the terms of that certain Agreement and Plan of Merger, dated August 20, 2025, by and among Guess?, Inc., a Delaware corporation (the “Registrant”), Authentic Brands Group LLC, Glow Holdco 1, Inc. (“Parent”), and Glow Merger Sub 1, Inc., (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant terminated any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended (the “Securities Act”), including the Registration Statements (as defined below). In accordance with the undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but that remain unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

This Post-Effective Amendment filed by the Registrant relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement (File No. 333-283665), filed with the SEC on December 6, 2024, which registered the offering of 3,890,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2004 Equity Incentive Plan;

•

Registration Statement (File No. 333-268658), filed with the SEC on December 2, 2022, which registered the offering of 680,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2004 Equity Incentive Plan;

•

Registration Statement (File No. 333-224034), filed with the SEC on March 29, 2018, which registered the offering of 14,100,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2004 Equity Incentive Plan;

•

Registration Statement (File No. 333-210411), filed with the SEC on March 25, 2016, which registered the offering of 5,000,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2004 Equity Incentive Plan;

•

Registration Statement (File No. 333-210410), filed with the SEC on March 25, 2016, which registered the offering of $25,000,000 of Deferred Compensation Obligations of the Registrant under the Guess?, Inc. Nonqualified Deferred Compensation Plan;

•

Registration Statement (File No. 333-135079), filed with the SEC on June 16, 2006, which registered the offering of 500,000 shares of the Registrant’s Common Stock under the 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (f/k/a Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan);

•

Registration Statement (File No. 333-129349), filed with the SEC on November 1, 2005, which registered the offering of $25,000,000 of Deferred Compensation Obligations of the Registrant under the Guess?, Inc. Nonqualified Deferred Compensation Plan;

•

Registration Statement (File No.  333-121552), filed with the SEC on December 22, 2004, which registered the offering of 5,000,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2004 Equity Incentive Plan;

•

Registration Statement (File No. 333-81274), filed with the SEC on January 23, 2002, which registered the offering of 2,000,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 2002 Employee Stock Purchase Plan;

•

Registration Statement (File No.  333-10069), filed with the SEC on August 13, 1996 and as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on June 16, 2006, which registered the offering of 5,000,000 shares of the Registrant’s Common Stock under the Guess?, Inc. 1996 Equity Incentive Plan and Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (f/k/a Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 23, 2026. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

GUESS?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Chief Executive Officer